UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2017

VALVOLINE INC.
(Exact name of registrant as specified in charter)

Kentucky	001-37884	30-0939371
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Valvoline Way
Lexington, Kentucky 40509
(Address of principal executive offices)

(859) 357-7777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.01.  Changes in Control of Registrant.

Valvoline Inc. (the “Company”) today announced that on May 12, 2017 Ashland Global Holdings Inc. (“Ashland”) completed the previously announced distribution of 170,000,000 shares of common stock of Valvoline as a pro rata dividend on shares of Ashland common stock outstanding at the close of business on the record date of May 5, 2017 (the “Final Distribution”).  Based on the shares of Ashland common stock outstanding as of May 5, 2017, the record date for the distribution, each share of Ashland common stock received 2.745338 shares of Valvoline common stock in the distribution.

Immediately prior to the distribution, Ashland owned 170,000,000 shares of Valvoline common stock, representing approximately 83% of the outstanding shares of Valvoline common stock.  Effective upon the distribution, Ashland no longer owns any shares of Valvoline common stock.

A copy of the news release is attached as Exhibit 99.1.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 12, 2017, in connection with the Final Distribution, the Company entered into a new change in control agreement with Samuel J. Mitchell, Jr., the Company’s Chief Executive Officer (the “CEO Change in Control Agreement”).  The CEO Change in Control Agreement replaces Mr. Mitchell’s prior change in control agreement entered into with Ashland Inc., dated October 12, 2015.  The CEO Change in Control Agreement has a two-year term and will automatically renew for successive one-year periods on the first day of each month, unless either party provides 15 days’ prior written notice, in which case the agreement will terminate at the end of the next succeeding one-year period.  The term of the agreement will automatically continue for a period of two years in the event of a change in control of the Company.

Pursuant to the CEO Change in Control Agreement, if Mr. Mitchell’s employment is terminated without cause or he resigns for good reason within the two-year period following a change in control of the Company, then he will be entitled to receive:  (1) severance in an aggregate amount equal to three times the sum of his highest annual base compensation and highest target annual incentive compensation opportunity in respect of the three fiscal years preceding the fiscal year in which the termination occurs; (2) continued participation in the Company’s medical, dental and group life plans through December 31 of the third calendar year following the calendar year in which the termination occurs; and (3) outplacement services and financial planning services for one year after the termination.  In addition, Mr. Mitchell will be entitled to full payment in cash of any outstanding performance units, based on target level performance, a prorated payment of his annual incentive compensation for the fiscal year in which the termination occurs, based on target level performance, and accelerated vesting of all outstanding stock options, stock appreciation rights, restricted shares and restricted stock units.  The CEO Change in Control Agreement requires Mr. Mitchell to comply with certain restrictive covenants following the termination of his employment without cause or his resignation for good reason.

On May 12, 2017, in connection with the Final Distribution, the Company also adopted a form of change in control agreement for its executive officers other than Mr. Mitchell (the “Executive Officer Change in Control Agreement”), and entered into agreements substantially consistent with the terms of the Executive Officer Change in Control Agreement with each of Mary E. Meixelsperger, Thomas A. Gerrald II, Frances E. Lockwood, Heidi J. Matheys, Craig A. Moughler, Julie M. O’Daniel, Anthony R. Puckett, Sara K. Strensrud, and Victor T. Rios.

The Executive Officer Change in Control Agreement has a two-year term and will automatically renew for a successive one-year period at the end of its initial two-year term unless either party provides 15 days’ advance written notice.  Thereafter the term of the agreement will automatically renew for successive one-year periods on the first day of each month, unless either party provides 15 days’ prior written notice, in which case the agreement will terminate at the end of the next succeeding one-year period.  The term of the agreement will automatically continue for a period of two years in the event of a change in control of the Company.

Pursuant to the Executive Officer Change in Control Agreement, if the applicable executive officer is terminated without cause or he or she resigns for good reason within the six-month period prior to, or within the two-year period following, a change in control of the Company, then the executive officer will be entitled to receive:  (1) severance in an aggregate amount equal to two times the sum of the executive officer’s annual base compensation and target annual incentive compensation opportunity as in effect as of the termination (or as in effect as of the change in control of the Company, if greater); (2) continued participation in the Company’s medical, dental and group life plans during the two-year period immediately following the termination; and (3) outplacement services and financial planning services for one year after the termination.  In addition, the executive officers will be entitled to full payment in cash of any outstanding performance units, based on target level performance, a prorated payment of their annual incentive compensation for the fiscal year in which the termination occurs, based on target level performance, and accelerated vesting of all outstanding stock options, stock appreciation rights, restricted shares and restricted stock units.  The foregoing severance payments and benefits are subject to the executive officer’s execution of a release of claims against the Company.  The Executive Officer Change in Control Agreements require the executive officers to comply with certain restrictive covenants following a termination of employment for any reason.

On May 12, 2017, in connection with the Final Distribution, the Company also adopted the Valvoline Change in Control Severance Plan which provides for the same severance payments and benefits as the Executive Officer Change in Control Agreements in the event a participant is terminated without cause or the participant resigns for good reason within the six-month period prior to, or within the two-year period following, a change in control of the Company.  No employee may participate in the plan unless and until the board of directors of the Company or a committee thereof designates the employee a participant and the employee enters into a participation agreement.  No employees participate in the Valvoline Change in Control Severance Plan as of the date of this report.

On May 12, 2017, in connection with the Final Distribution, the Company also adopted the Valvoline Severance Pay Plan which provides certain employees, including Mr. Mitchell and the Company’s other executive officers, with certain severance payments and benefits in the event of a termination of employment without cause or a resignation for good reason under certain circumstances outside the context of a change in control of the Company.  Mr. Mitchell is entitled to 104 weeks’ of base pay and continued benefits coverage under the plan, in addition to a prorated annual incentive payment based on actual performance through the end of the performance period and up to $25,000 of outplacement services.  The Company’s other executive officers are entitled to 78 weeks’ of base pay and continued benefits coverage under the plan, in addition to a prorated annual incentive payment based on actual performance through the end of the performance period and up to $15,000 of outplacement services.

On May 12, 2017, in connection with the Final Distribution, the Company also adopted form Performance Unit, Stock Appreciation Right, Restricted Stock Unit and Cash-Settled Restricted Stock Unit award agreements for awards granted under the 2016 Valvoline Inc. Incentive Plan.

The foregoing description of the forms of CEO Change in Control Agreement and Executive Officer Change in Control Agreement, the Valvoline Change in Control Severance Plan, the Valvoline Severance Pay Plan and the forms of award agreements is not complete and is qualified in its entirety by reference to the complete forms of CEO Change in Control Agreement and Executive Officer Change in Control Agreement, the Valvoline Change in Control Plan, the Valvoline Severance Pay Plan and the forms of award agreements attached as Exhibits 10.1 through 10.8 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of CEO Change in Control Agreement
10.2	Form of Executive Officer Change in Control Agreement
10.3	Valvoline Change in Control Severance Plan
10.4	Valvoline Severance Pay Plan
10.5	Form of Performance Unit Award Agreement
10.6	Form of Stock Appreciation Right Award Agreement
10.7	Form of Restricted Stock Unit Agreement
10.8	Form of Restricted Stock Unit Agreement (Cash-Settled)
99.1	News Release dated May 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: May 15, 2017	By:	/s/ Julie M. O’Daniel
		Name:	Julie M. O’Daniel
		Title:	Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of CEO Change in Control Agreement
10.2	Form of Executive Officer Change in Control Agreement
10.3	Valvoline Change in Control Severance Plan
10.4	Valvoline Severance Pay Plan
10.5	Form of Performance Unit Award Agreement
10.6	Form of Stock Appreciation Right Award Agreement
10.7	Form of Restricted Stock Unit Agreement
10.8	Form of Restricted Stock Unit Agreement (Cash-Settled)
99.1	News Release dated May 15, 2017